Exhibit 20.3

PARTNERS FIRST CREDIT CARD MASTER TRUST

SERIES 1998-3

A.	Investor/Transferor Allocations

B.	Monthly Funding Requirements

Last Payment Date	15-Jan-03
Current Payment Date	18-Feb-03
Actual / 360 Days	34	34	34	34
30 / 360 Days	30	30	30	30
Fixed / Floating	Floating	Floating	Floating	Floating

	Class A	Class B	Collateral Invested Amount	Class D	Total
Certificate Rate	1.50000%	1.73000%	2.34500%	0.00000%
Secured Loan Spread Rate (Applies to CIA only)			2.09500%
Initial Balance	528,000,000.00	113,000,000.00	67,000,000.00	42,000,000.00	750,000,000.00
Required Transferor Amount					48,148,180.41
Initial Invested Amount + Req Transf Amount					798,148,180.41

Beginning Outstanding Amount (Distribution)	528,000,000.00	113,000,000.00	4,831,148.65	42,000,000.00	687,831,148.65
Ending Outstanding Amount (Distribution)	528,000,000.00	113,000,000.00	0.00	37,500,000.00	678,500,000.00

Beginning Invested Amount (Distribution)	528,000,000.00	113,000,000.00	4,831,148.65	42,000,000.00	687,831,148.65
Ending Invested Amount (Distribution)	528,000,000.00	113,000,000.00	0.00	37,500,000.00	678,500,000.00

Beginning Adjusted Invested Amount (Distribution)	154,083,333.31	113,000,000.00	4,831,148.65	42,000,000.00	313,914,481.96
Ending Adjusted Invested Amount (Distribution)	100,666,666.64	113,000,000.00	0.00	32,731,128.30	246,397,794.94

Beginning Invested Amount (Month)	528,000,000.00	113,000,000.00	13,890,105.62	42,000,000.00	696,890,105.62
Ending Invested Amount (Month)	528,000,000.00	113,000,000.00	4,831,148.65	42,000,000.00	687,831,148.65

Beginning Adjusted Invested Amount (Month)	207,499,999.98	113,000,000.00	13,890,105.62	42,000,000.00	376,390,105.60
Ending Adjusted Invested Amount (Month)	154,083,333.31	113,000,000.00	4,831,148.65	42,000,000.00	313,914,481.96

Principal Allocation Percentage	70.40%	15.07%	8.93%	5.60%	100.00%
Floating Allocation Percentage	55.13%	30.02%	3.69%	11.16%	100.00%
Principal Collections	45,629,569.05	9,765,419.13	5,790,115.77	3,629,624.81	64,814,728.76
Redirected Finance Charge Collections	2,895,880.25	1,577,033.58	193,851.00	586,154.07	5,252,918.90
Reserve Account Draw	0.00	0.00	0.00	0.00	0.00
PFA Proceeds (Class A Available Funds)	402,479.74	0.00	0.00	0.00	402,479.74
Redirected Finance Charge plus PFA Proceeds	3,298,359.99	1,577,033.58	193,851.00	586,154.07	5,655,398.64
Monthly Interest	748,000.00	184,629.44	10,699.65	0.00	943,329.09
Investor Default Amount (Net)	1,489,561.84	811,183.08	99,711.67	301,501.67	2,701,958.26
Monthly Servicing Fee	288,429.72	157,072.57	19,307.56	58,380.95	523,190.80
Total Due	2,525,991.56	1,152,885.09	129,718.88	359,882.62	4,168,478.15

Redirected Investor Fin Charge Coll + YSA Draw + PFA Inv Proceeds + Reserve Fund Releases					5,655,398.64
Series Adjusted Portfolio Yield					5.09%
Base Rate					2.36%

PARTNERS FIRST CREDIT CARD MASTER TRUST

SERIES 1998-3

Series Parameters

Revolving Period (Y/N)	N
Accumulation Period (Y/N)	Y
Early Amortization (Y/N)	N
Controlled Accumulation Period	12.00
Bank One, Delaware, National Association (Formerly FUSA) is Servicer	Y
Paydown Excess CIA (Y/N)	Y
Paydown Excess Class D (Y/N)	Y
Controlled Accumulation Amount	53,416,666.67
Controlled Deposit Amount	53,416,666.67
Ending Controlled Deposit Amount Shortfall	0.00

Funding Accounts

Beginning Principal Funding Account Balance	373,916,666.69
Principal Funding Account Deposit	62,685,538.37
Principal Funding Account Withdrawal	4,500,000.00
Ending Principal Funding Account Balance	432,102,205.06
Principal Funding Investment Proceeds	402,479.74
Yield Supplement Account Beginning Balance	0.00
Yield Supplement Account Release	0.00
Yield Supplement Account Ending Balance	0.00

Reserve Account Beginning Balance	3,205,000.00
Required Reserve Account Amount	3,205,000.00
Available Reserve Account Amount	3,205,000.00
Interest Retained in Reserve Account	0.00
Reserve Draw Amount pursuant to Supplement 4.12(c)	0.00
Funds Deposited into Reserve Account (out of Excess Spread)	0.00
Ending Reserve Account Balance	3,205,000.00
Covered Amount	378,368.06

C.	Certificate Balances and Distributions

	Class A	Class B	CIA	Class D	Total
Beginning Balance	528,000,000.00	113,000,000.00	4,831,148.65	42,000,000.00	687,831,148.65
Interest Distributions	748,000.00	184,629.44	10,699.65	0.00	943,329.09
Cumulative PFA Deposits	427,333,333.36	0.00	0.00	4,768,871.70	432,102,205.06
Principal Distributions	0.00	0.00	4,831,148.65	4,500,000.00	9,331,148.65
Total Distributions	748,000.00	184,629.44	4,841,848.30	4,500,000.00	10,274,477.74
Ending Certificate Balance	528,000,000.00	113,000,000.00	0.00	37,500,000.00	678,500,000.00

PARTNERS FIRST CREDIT CARD MASTER TRUST

SERIES 1998-3

D.    Information regarding distributions on the Distribution Date in respect of the Class A Certificates per $1,000 original certificate principal amount:

1 Total amount of the distribution:	1.4167
2 Amount of the distribution in respect of Class A Monthly Interest:	1.4167
3 Amount of the distribution in respect of Class A Outstanding Monthly Interest:	0.00
4 Amount of the distribution in respect of Class A Additional Interest:	0.00
5 Amount of the distribution in respect of Class A Principal:	0.00

E.    Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs on such Distribution Date.

1 Total amount of Class A Investor Charge-Offs:	0.00
2 Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount:	0.00
3 Total amount reimbursed in respect of Class A Investor Charge-Offs:	0.00
4 Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original certificate principal amount:	0.00
5 The amount, if any, by which the outstanding principal balance of the Class A Certificate exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date:	0.00

F.    Information regarding distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

1 The total amount of the distribution:	1.6339
2 Amount of the distribution in respect of Class B monthly interest:	1.6339
3 Amount of the distribution in respect of Class B outstanding monthly interest:	0.00
4 Amount of the distribution in respect of Class B additional interest:	0.00
5 Amount of the distribution in respect of Class B principal:	0.00

G.    Amount of reductions in Class B Invested Amount on such Distribution Date.

1 The amount of reductions in Class B Invested Amount	0.00
2 The amount of reductions in the Class B Invested Amount set forth in paragraph 1 above, per $1,000 original certificate principal amount:	0.00
3 The total amount reimbursed in respect of such reductions in the Class B Invested Amount:	0.00
4 The total amount set forth in paragraph 3 above, per $1,000 original certificate principal amount:	0.00
5 The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date:	0.00

PARTNERS FIRST CREDIT CARD MASTER TRUST

SERIES 1998-3

H.    Information regarding distributions on the Distribution Date to the Collateral Interest Holder.

1 Total amount distributed to the Collateral Interest Holder:	4,841,848.30
2 Amount distributed in respect of Collateral Monthly Interest:	10,699.65
3 Amount distributed in respect of Collateral Additional Interest:	0.00
4 The amount distributed to the Collateral Interest Holder in respectof principal on the Collateral Invested Amount:	4,831,148.65

I.    Amount of reductions in Collateral Invested Amount.

1 The amount of reductions in the Collateral Invested Amount.	0.00
2 The total amount reimbursed in respect of such reductions in the Collateral Invested Amount	0.00

J.    Finance Charge Shortfall Amount/Reallocated Finance Charge Collections

1 Finance Charge Collections Allocated to Series 1998-3 (incl. YSA, Res Draw & Int and PFA Proceeds)	5,655,398.64
2 Full amount required to be paid pursuant to sections 4.5 and 4.7(excl. Spread Acct.)	4,168,478.15
3 Spread Account Requirement per Loan Agreement	0.00
4 Finance Charge Shortfall	0.00
5 Available for Other Excess Allocation Series	1,486,920.49

K.    Application of Reallocated Investor Finance Charge Collections.

	Available	Due	Paid	Shortfall

1 Allocated Class A Available Funds	2,895,880.25
a Reserve Account Release	0.00
b PFA Investment Earnings	402,479.74
c Class A Available Funds	3,298,359.99

2 Class A Available Funds	3,298,359.99
a Class A Monthly Interest		748,000.00	748,000.00	0.00
b Class A Servicing Fee		288,429.72	288,429.72	0.00
c Class A Investor Default Amount		1,489,561.84	1,489,561.84	0.00
d Class A Excess	772,368.43

3 Class B Available Funds	1,577,033.58
a Class B Monthly Interest		184,629.44	184,629.44	0.00
b Class B Servicing Fee		157,072.57	157,072.57	0.00
c Class B Excess	1,235,331.57

4 Collateral Available Funds	193,851.00
a Collateral Servicing Fee		19,307.56	19,307.56	0.00
b Collateral Excess	174,543.44

5 Class D Available Funds	586,154.07
a Class D Servicing Fee		58,380.95	58,380.95	0.00
b Class D Excess	527,773.12

6 Total Excess Spread	2,710,016.56

PARTNERS FIRST CREDIT CARD MASTER TRUST

SERIES 1998-3

L.     Application of Excess Spread and Excess Finance Charge Collections

	Available	Due	Paid	Shortfall
1 Available Excess Spread	2,710,016.56
2 Excess Fin Charge Coll from Other Series	0.00
3 Available Funds	2,710,016.56
4 Class A Required Amount
a Interest		0.00	0.00	0.00
b Servicing Fee		0.00	0.00	0.00
c Defaults		0.00	0.00	0.00
5 Class A Charge Offs not Previously Reimbursed		0.00	0.00	0.00
6a Class B Required Amount in accordance with 4.5(b)(i)(ii)
a Interest		0.00	0.00	0.00
b Servicing Fee		0.00	0.00	0.00
6b Class B Default Amount		811,183.08	811,183.08	0.00
7 Reductions in Class B not previously reimbursed		0.00	0.00	0.00
8 Monthly Servicing Fee Shortfalls		0.00	0.00	0.00
9 Collateral Monthly Interest		10,699.65	10,699.65	0.00
10 Collateral Default Amount		99,711.67	99,711.67	0.00
11 Reductions in CIA not previously reimbursed		0.00	0.00	0.00
12 Reserve Account Deposit		0.00	0.00	0.00
13 Class D Monthly Interest		0.00	0.00	0.00
14 Class D Default Amount		301,501.67	301,501.67	0.00
15 Reductions in Class D not previously reimbursed		0.00	0.00	0.00
16 Other CIA Amounts Owed		0.00	0.00	0.00
17 Excess Fin Coll for Other Series		0.00	0.00	0.00
18 Excess Spread (after reallocation)	1,486,920.49
19 Writedowns

	Total	Redirected Principal	Charge-Offs
a Class A	0.00	0.00	0.00
in respect of A			0.00
b Class B	0.00	0.00	0.00
in respect of A			0.00
in respect of B			0.00
c CIA	0.00	0.00	0.00
in respect of A			0.00
in respect of B			0.00
in respect of CIA			0.00
d Class D	0.00	0.00	0.00
in respect of A			0.00
in respect of B			0.00
in respect of CIA			0.00
in respect of D			0.00

M.     Application of Redirected Principal Collections

	Available	Due	Paid	Shortfall
1 Redirected Principal Collections	19,185,159.71
2 Class A Required Amount
a Interest		0.00	0.00	0.00
b Servicing Fee		0.00	0.00	0.00
c Defaults		0.00	0.00	0.00
3 Class B Required Amount
a Interest		0.00	0.00	0.00
b Servicing Fee		0.00	0.00	0.00
c Defaults		0.00	0.00	0.00
4 Collateral Required Amount
a Interest		0.00	0.00	0.00
b Servicing Fee		0.00	0.00	0.00
c Defaults		0.00	0.00	0.00
5 Available for Available Principal Collections	19,185,159.71

PARTNERS FIRST CREDIT CARD MASTER TRUST

SERIES 1998-3

N.     Principal Shortfall Amount/Shared Principal Collections

1 Principal Allocation % of the Series 1998-3 Allocable Principal Collections	64,814,728.76
2 Other amounts treated as Principal Collections per Section 4.5 & 4.7	2,701,958.26
3 Full amount required to be distributed pursuant to Section 4.5	67,516,687.02
4 Principal required to fund the Required Amount per Section 4.8	—
5 Principal Shortfall	—
6 Available for Shared Principal Collections	0.00

O.     Available Principal Collections

1 Available Principal Collections (per the definition thereof)	67,516,687.02
2 Principal Collections allocation to other Principal Sharing Series	0.00
3 Available Principal Collections (after Sharing)	67,516,687.02

P.     Application of Principal Collections during Revolving Period

1 Available Principal Collections	0.00

2 Collateral Invested Amount	0.00
3 Required Collateral Invested Amount	0.00
4 Amount used to pay Excess CIA	0.00

5 Available Principal Collections	0.00
6 Class D	0.00
7 Required Class D	0.00
8 Amount used to pay Excess Class D	0.00

Q.     Application of Principal Collections during the Accumulation Period

1 Available Principal Collections	67,516,687.02
2 Controlled Deposit Amount	53,416,666.67
3 Class A Adjusted Invested Amount + Class B Adjusted Invested Amount	267,083,333.31
4 Principal Funding Account Deposit (minimum of items 1, 2 & 3 above)	53,416,666.67
5 Required Enhancement Amount	37,500,000.00

6 Remaining Principal Collections Available	14,100,020.35
7 Remaining Collateral Invested Amount	4,831,148.65
8 Collateral Monthly Principal (Principal paid to CIA) (min of items a & b & 7)	4,831,148.65
a Excess of CIA and Class D over Required Enhancement Amt	9,331,148.65
b Excess of Available Principal Collections over PFA deposit	14,100,020.35

9 Remaining Principal Collections Available	9,268,871.70
10 Remaining Class D Amount	42,000,000.00
11 Principal Paid to Class D (limited by Required Enhancement Amount)	4,500,000.00
12 Principal Paid to Principal Funding Account on behalf of Class D	4,768,871.70

PARTNERS FIRST CREDIT CARD MASTER TRUST

SERIES 1998-3

R.    Application of Principal Collections during Early Amortization Period

1 Available Principal Collections	0.00
a Remaining Class A Adjusted Invested Amount	0.00
b Principal Paid to Class A—Current Period’s Collections	0.00
c Principal Paid to Class A—PFA per 5.1	0.00
d Total Principal Paid to Class A	0.00

2 Remaining Principal Collections Available	0.00
a Remaining Class B Adjusted Invested Amount	0.00
b Principal Paid to Class B—Current Period’s Collections	0.00
c Principal Paid to Class B—PFA per 5.1	0.00
d Total Principal Paid to Class B	0.00

3 Remaining Principal Collections Available	0.00
a Remaining Collateral Invested Amount	0.00
b Principal Paid to CIA	0.00

4 Remaining Principal Collections Available	0.00
a Remaining Class D Amount	0.00
b Principal Paid to Class D	0.00

S.    Yield and Base Rate

1 Base Rate
a Current Monthly Period	2.36%
b Prior Monthly Period	2.59%
c Second Prior Monthly Period	2.73%

Three Month Average Base Rate		2.56%

2 Series Adjusted Portfolio Yield
a Current Monthly Period	5.09%
b Prior Monthly Period	6.50%
c Second Prior Monthly Period	6.09%

Three Month Average Series Adjusted Portfolio Yield		5.89%

3 Excess Spread
a Current Monthly Period	2.73%
b Prior Monthly Period	3.91%
c Second Prior Monthly Period	3.36%

Three Month Average Excess Spread		3.33%